UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 27, 2018

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana		71203
(Address of principal executive offices)		(Zip Code)

(318) 388-9000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) On March 27, 2018, David D. Cole, Executive Vice President and Controller of CenturyLink, Inc. (the “Company”), informed the Company of his decision to step down from those positions effective April 8, 2018. Mr. Cole, age 60, has agreed to continue to provide services to the Company in a part-time, non-officer role following that date in order to assist with the transition.

Mr. Cole serves as the Company’s principal accounting officer and the Company intends to conduct a formal search for his replacement. The Company has appointed Eric J. Mortensen as interim controller (and interim principal accounting officer) effective upon Mr. Cole’s departure on April 8, 2018. Mr. Mortensen, age 59, served as Senior Vice President and Controller of Level 3 Communications, Inc. (“Level 3”) from 2003 until the combination of Level 3 and the Company on November 1, 2017. Prior to then, Mr. Mortensen served as Vice President and Controller of Level 3 from 1999-2003, and as Controller of Level 3 from 1997-1999. Since the combination of Level 3 and the Company on November 1, 2017, Mr. Mortensen has assisted the Company at a senior level in integrating the accounting practices of the two companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CenturyLink, Inc.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President,
Chief Administrative Officer,
General Counsel and Secretary

Dated: March 27, 2018